Exhibit 23.1 CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM We consent to the incorporation by reference in the Registration Statements on Forms S-8 (No. 333- 160276, No. 333-176447, No. 333-213413, and No. 333-220389), of Kewaunee Scientific Corporation of our reports dated July 15, 2021 with respect to the consolidated financial statements of Kewaunee Scientific Corporation, included in this Annual Report (Form 10-K) for the year ended April 30, 2021. /s/ Dixon Hughes Goodman LLP Charlotte, North Carolina July 15, 2021